EXHIBIT 23(a)

                         Consent of Price Waterhouse LLP



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Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Watson Wyatt & Company of our report dated July 25, 1996 appearing on page F-1 of the Watson Wyatt & Company Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-25 of such Annual Report on Form 10-K.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP


Washington, D.C.
December 10, 1996